UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2007

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21650 Oxnard Street

Woodland Hills, CA 91367

(Address of principal executive offices, zip code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 1, 2007, Health Net, Inc. (the “Company”) issued a press release announcing its earnings for the quarter ended September 30, 2007.

The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

The press release discloses certain financial information relating to operating cash flow including specified payments from government agencies that were due in the third quarter, but were not received until the beginning of the fourth quarter. The Company believes this presentation of non-GAAP financial information is useful to investors because it facilitates the comparison of operating cash flow between periods.

Management refers to the various non-GAAP financial measures included in the press release to facilitate internal and external comparisons to the Company’s historical operating results and for forecasting purposes. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

Item 8.01	Other Events.

On October 30, 2007, the Company announced that its board of directors has authorized an increase in the size of the Company’s existing share repurchase program. The Company repurchases shares of its common stock under its share repurchase program from time to time in open market transactions, privately negotiated transactions and through accelerated share repurchase programs or by any combination of such methods. The timing of any repurchases and the actual number of shares repurchased depends on a variety of factors, including the Company’s stock price, corporate and regulatory requirements, restrictions under existing debt obligations and other market and economic conditions. As of October 30, 2007, the remaining authority under the Company’s share repurchase program was approximately $346 million (including the additional $250 million newly authorized by the board of directors).

On November 1, 2007, the Company announced a third quarter 2007 net loss of $103.8 million. These results reflected a $296.8 million pretax (or $216.0 million after-tax) charge relating to the Company’s reaching an agreement in principle to settle three class action lawsuits, known as the McCoy, Wachtel and Scharfman lawsuits; the proposed resolution of regulatory issues with the New Jersey Department of Banking and Insurance; and other litigation matters.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated November 1, 2007, announcing results for the quarter ended September 30, 2007 for Health Net, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 1, 2007

HEALTH NET, INC.

By:	/s/ Linda V. Tiano
	Name:	Linda V. Tiano
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 1, 2007, announcing results for the quarter ended September 30, 2007 for Health Net, Inc.

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